EXHIBIT 10.8



                                   CharterMac
                               625 Madison Avenue
                               New York, NY 10022



                                                                   June 28, 2006




Centerbrook Financial LLC
625 Madison Avenue
New York, NY  10022

                  RE: CENTERBROOK CREDIT INTERMEDIATION PROGRAM

Ladies and Gentlemen:

               Reference is made to the Limited Liability Company Agreement of Centerbrook Financial LLC (the "COMPANY") dated as of June 28, 2006 (as amended, supplemented or otherwise modified from time to time, the "OPERATING AGREEMENT") and entered into by Centerbrook Holdings LLC ("HOLDINGS") Capitalized terms used but not defined herein are used with the meanings assigned to them in the Operating Agreement.

               Section 1. DEFINITIONS. As used herein, the following terms shall have the meanings ascribed thereto:

               "CHANGE IN CONTROL" means at any time CharterMac and its Controlled affiliates does not collectively own, directly or indirectly, at least 51% of the equity interests of Holdings.

               "CharterMac" means CharterMac, a Delaware statutory trust.

               "CHARTERMAC AFFILIATED CREDIT INTERMEDIATION" means any Credit Intermediation Business with respect to which the Credit Intermediation Buyer is a CharterMac Person.

               "CHARTERMAC   NON-AFFILIATED  CREDIT  INTERMEDIATION"  means  any
     Credit   Intermediation   Business   with   respect  to  which  the  Credit
     Intermediation Buyer is not a CharterMac Person.

               "CHARTERMAC PERSON" means CharterMac or any of its Affiliates other than the Company.

               "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

               "CREDIT   INTERMEDIATION"   means,    collectively,    CharterMac
     Affiliated Credit Intermediation and CharterMac Non-Affiliated Credit Intermediation.

               "CREDIT INTERMEDIATION BUSINESS" means any of the following:

                    (a) Credit intermediation, other than FM Credit Intermediation, of tax exempt or taxable multi-family revenue bonds or other debt obligations relating to real estate, including without limitation real estate that is newly constructed or under construction or rehabilitation or relating to existing properties.

                    (b) Credit intermediation of TOB Tax-Exempt  Certificates or other interests relating to individual or pooled multi-family housing revenue bonds held by a trust or other investment vehicle.

                    (c) Credit intermediation of Tax Credit Investments, including without limitation the returns and tax benefits realized by Pass Through Entities which invest directly or through Pass Through Entities in properties anticipated to be entitled to Tax Credits, including without limitation Local Partnerships.


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               "CREDIT  INTERMEDIATION  BUYER" means, with respect to any Credit
     Intermediation, the beneficiary of such Credit Intermediation.

               "FANNIE MAE" means Federal National Mortgage Association, a corporation organized and existing under the laws of the United States.

               "FM CREDIT INTERMEDIATION" means any credit intermediation transaction described in clause (a) of the definition of Credit Intermediation Business with respect to which the provider of the related Credit Intermediation is Fannie Mae or Freddie Mac or which involve an FHA loan.

               "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation, a shareholder-owned, United States government-sponsored enterprise.

               "TAX CREDITS" means new market tax credits, low-income housing tax credits, state low-income housing tax credits, historic rehabilitation tax credits, state historic rehabilitation tax credits, and similar tax credits established by state programs in accordance with Section 42 or 48 of the Code and any applicable state legislation.

               Section 2. RIGHT OF FIRST REFUSAL. No CharterMac Person shall enter into an agreement with respect to, or issue a term sheet, letter of intent, commitment letter or similar instrument for a transaction which provides for, Credit Intermediation to be provided by a party other than the Company which is not the provider thereof, without first offering the Company a right to provide such Credit Intermediation in accordance with the following terms:

               (A) In connection with each such offer, CharterMac shall provide the Company with not less than two (2) Business Days' prior written notice of any transactions prior to entering into any such agreement or issuing any such term sheet, letter of intent, commitment letter or similar instrument. Each such written notice shall disclose the material terms of such proposed transaction and shall specify the date on which CharterMac intends to issue or accept, as applicable, a term sheet, letter of intent, commitment letter or similar instrument with respect to such proposed transaction. The foregoing notice periods are minimum notice periods; CharterMac will use commercially reasonable efforts to provide the Company with earlier notice when possible. Upon the Company's reasonable request therefor, CharterMac shall provide the Company with such information as the Company may request (to the extent such information is in CharterMac's possession or reasonably obtainable by CharterMac) in order to enable the Company to make a decision on whether to offer Credit Intermediation for such transaction.

               (B) The Company may, at any time prior to the close of business on the date on which CharterMac has indicated it intends to deliver or accept a term sheet, letter of intent, commitment letter or similar instrument as aforesaid, provide written notice to CharterMac (the "NOTICE OF ACCEPTANCE") that the Company (x) proposes to provide Credit Intermediation for such transaction and, the terms and conditions on which the Company will provide such Credit Intermediation, which shall result in an execution which is not less favorable to the related Credit
     Intermediation Buyer than any alternative execution such Credit Intermediation Buyer could obtain under the prevailing market conditions and (y) is permitted to enter into such Credit Intermediation under the terms of the Operating Agreement (including Section 2.6(a) thereof), whereupon in each case the related Credit Intermediation Buyer and the Company shall use their commercially reasonable efforts to agree on the definitive terms of such Credit Intermediation.

               (C) CharterMac shall have no further obligations hereunder with respect to such Credit Intermediation (i) upon receipt of a written notice from the Company to the effect that it does not intend to provide Credit Intermediation for such transaction or if no Notice of Acceptance is delivered by the Company within the relevant time period set forth in the preceding clause (C) or (ii) if the Company and the related Credit Intermediation Buyer are unable to mutually agree on the definitive terms of such Credit Intermediation within five (5) Business Days of delivery of the related Notice of Acceptance and CharterMac shall have delivered within such five (5) Business Day period reasonable documentation to the effect that it has agreed to provide or can otherwise obtain such Credit Intermediation on terms and conditions more favorable to the related Credit Intermediation Buyer than those terms and conditions that the Company has offered.

               (D) CharterMac acknowledges and agrees that neither the Company's refusal to provide any Credit Intermediation nor the failure to reach an agreement with respect to any Credit Intermediation as described in the preceding clause (D) shall affect CharterMac's obligations to the Company under this agreement with respect to any other Credit Intermediation.


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



               Section 3 CHANGE IN CONTROL. This Agreement shall terminate upon a Change in Control, provided that if the Change in Control results from a public offering of the interests in the Holdings, the term shall expire on the earlier of thirty (30) months after the date of the Change in Control or the date that the term would otherwise expire pursuant to Section 4.

               Section 4 TERM. This agreement shall (i) be for a term of six (6) years from the date hereof and (ii) automatically renew for additional one (1) year periods, unless CharterMac gives a written notice of termination to the Company not less then six (6) months prior to then applicable expiration date of this Agreement.

               Section 5 MISCELLANEOUS. This agreement may not be amended or waived except by an instrument in writing signed by CharterMac and the Company. This agreement shall be governed by, and construed in accordance with, the law of the State of New York. This agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.


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



               Please confirm that the foregoing is our mutual understanding by signing and returning to us an executed counterpart of this agreement.

                                                     Very truly yours,

                                                     CHARTERMAC


                                                     By: /S/ MARC D. SCHNITZER
                                                         ---------------------
                                                   Name: Marc D. Schnitzer
                                                  Title: Chief Executive Officer



Accepted and agreed to as of the date first above written:

CENTERBROOK FINANCIAL LLC
By: CENTERBROOK HOLDINGS
LLC, its Managing Member


   By: /S/ ROBERT D. MAUM
       ------------------
 Name: Robert D. Maum
Title: Chief Executive Officer


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